EXHIBIT 99.2
                                                                    ------------

NEXTWAVE WIRELESS INC.
                                                          12670 HIGH BLUFF DRIVE
                                                             SAN DIEGO, CA 92130

                                                           FOR IMMEDIATE RELEASE

                                                                 JANUARY 3, 2007


NEXTWAVE WIRELESS INC. LISTS ON NASDAQ

COMPANY HAS RESERVED (WAVE) SYMBOL. WILL TEMPORARILY TRADE UNDER (WAVEV)

SAN DIEGO, CA - January 3, 2007 - NextWave Wireless Inc. (NASDAQ: WAVEV) announced today that is has listed its common stock on the NASDAQ Global Market under the symbol WAVE. Trading will occur under the symbol WAVEV on a temporary basis. Previously, the company's stock had been trading over-the-counter under the symbol NXWVV.OB.

"We are excited to join NASDAQ, which is home to industry leaders in the communications, media, and technology sectors," said Allen Salmasi, president and chief executive officer of NextWave Wireless. "We believe a NASDAQ listing will provide increased visibility for our shares, have a positive impact on NextWave and its shareholders, and enhance our ability to deliver next-generation wireless broadband technologies and solutions".


"We are pleased to welcome NextWave Wireless to NASDAQ and to have them join our family of innovative companies," said Bill O'Brien, Senior Vice President of the Corporate Client Group at NASDAQ."

ABOUT NEXTWAVE WIRELESS INC.

NextWave Wireless is engaged in the development of next-generation mobile broadband and wireless multimedia products, technologies, and services for mobile device and network infrastructure manufacturers and for wireless service operators. Founded in 2005 and comprised of highly experienced wireless industry veterans from AT&T Wireless, Intel, Microsoft, Motorola, Nokia, QUALCOMM, and Texas Instruments, NextWave Wireless develops WiMAX semiconductors, network components and complete wireless LAN/WAN network solutions. Its PacketVideo subsidiary, a global provider of embedded multimedia software for mobile phones and converged devices, provides a wide range of multimedia solutions to many of the leading wireless carriers and handset manufacturers worldwide. NextWave has acquired a nationwide spectrum footprint in the U.S. that covers 247 million people and owns nationwide WiMAX spectrum in Germany through a majority-controlled joint venture. The Company intends to partner with companies to deploy next-generation wireless broadband networks on its spectrum that utilizes its next-generation wireless broadband products and technologies. Visit NextWave Wireless at www.NextWave.com.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" for purposes of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. There can be no assurances that forward-looking statements will be achieved, and actual events or results could differ materially from the events or results predicted or from any other forward-looking statements made by, or on behalf of, NextWave, and should not be considered as an indication of future events or results. Important factors that could cause actual events or results to differ materially include: our ability to develop and commercialize mobile broadband products and technologies; consumer acceptance of WiMAX technology; our ability to enter into and maintain network partner relationships;; changes in government regulations; changes in capital requirements; and other risks described in filings with the Securities and Exchange Commission. These risks and uncertainties, as well as others, are

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discussed in greater detail in the filings of NextWave with the Securities and
Exchange Commission. All such documents are available through the SEC's website at www.sec.gov. NextWave makes no commitment to revise or update any forward-looking statements in order to reflect changes in events or circumstances after the date any such statement is made, except as may be required pursuant to applicable law.


MEDIA CONTACT:

Roy Berger
NextWave Wireless Inc.
(203) 742-2572

RBERGER@nextwave.COM